Exhibit 99.2

FOR IMMEDIATE RELEASE

CONTACTS:

Cutera, Inc.

Ron Santilli

Chief Financial Officer

415-657-5500

rsantilli@cutera.com

Investor Relations

John Mills

ICR, Inc.

646-277-1254

john.mills@icrinc.com

Cutera Names James A. Reinstein as its Next President and CEO

BRISBANE, California, January 9, 2017 ─ Cutera, Inc. (NASDAQ: CUTR) (“Cutera” or the “Company”), a leading provider of laser and energy-based aesthetic systems for practitioners worldwide, announced the appointment of James A. Reinstein as its President and Chief Executive Officer (“CEO”), effective today. Mr. Reinstein will also join the Company’s Board of Directors as its eighth member. Mr. Reinstein succeeds Ronald J. Santilli, who has served as Interim Chief Executive Officer since August 14, 2016. Mr. Santilli will continue as Executive Vice President (“EVP”) and Chief Financial Officer of the Company, a post which he has held since September 2001.

Immediately prior to joining Cutera, Mr. Reinstein served as the CEO of Drawbridge Health Inc., a joint venture of GE Ventures and GE Healthcare. Prior to Drawbridge, Mr. Reinstein was the CEO of Aptus Endosystems from 2012 until its acquisition by Medtronic in 2015. From 2007-2012, he was the EVP and Chief Commercial Officer of Cyberonics, Inc. At Cyberonics, Mr. Reinstein drove the strategy for many of its departments including Research & Development, Clinical Research, and New Business Development and led a global commercial team of over 200 employees, growing revenues by 250% within three years. Prior to Cyberonics, Mr. Reinstein held a variety of management positions of increasing responsibility within Boston Scientific Corporation from 1990-2007, including Vice President and Regional Head of an Asian business unit; Country Director of Boston Scientific de Mexico; and European Head for its Neurovascular Division. He began his career with Proctor & Gamble.

"We’re delighted to welcome James to Cutera, and are pleased to have been able to attract a seasoned medical device industry executive of his caliber to lead Cutera into its next phase of growth and profitability," said J. Daniel Plants, Chairman of Cutera’s Board of Directors. "James’ 26 years of experience in medical devices, extensive international background and proven commercial track record in high growth environments make him an excellent fit to be Cutera’s next leader. Furthermore, on behalf of the entire Board, we would like to thank Ron Santilli for his leadership over the past few months during the pendency of our CEO search. The Company’s performance during this transition has been impressive, as underscored by our accompanying release this morning pre-announcing our preliminary (unaudited) fourth quarter 2016 financial results, which once again exceeded guidance and set yet another Company record for revenue. James takes the helm of Cutera when it is in the best shape it has ever been, and we are confident that under his direction Cutera is poised to scale to new heights," concluded Mr. Plants.

Mr. Reinstein said, "I am thrilled to be joining Cutera at this very important juncture. As a long-time medical device executive, I recognize Cutera as a company that is well positioned to expand its enterprise value through sustainable revenue growth that can be leveraged into consistent earnings growth. I look forward to leading the organization as we strive to gain global market share through strong commercial execution selling a portfolio of products with technological superiority. I believe the Cutera team is extremely talented and will continue to be intensely focused on building long-term shareholder value."

About Cutera, Inc.

Brisbane, California-based Cutera is a leading provider of laser and other energy-based aesthetic systems for practitioners worldwide. Since 1998, Cutera has been developing innovative, easy-to-use products that enable physicians and other qualified practitioners to offer safe and effective aesthetic treatments to their patients. For more information, call 1-888-4CUTERA or visit www.cutera.com.

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning Cutera's ability to increase revenue, improve its profitability and financial results, grow the Company’s market share, realize benefits from leveraging the Company’s revenue, and statements regarding long-term prospects and opportunities in the laser and other energy-based equipment aesthetic market, are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause Cutera's actual results to differ materially from the statements contained herein. Potential risks and uncertainties that could affect Cutera's business and cause its financial results to differ materially from those contained in the forward-looking statements are described in the section entitled, “Risk Factors” in the Company’s most recent Form 10-Q as filed with the Securities and Exchange Commission on November 7, 2016. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Cutera undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.